EXHIBIT 4.1

First Supplemental Indenture (this “Supplemental Indenture”), dated as of May 4, 2005, between Impac Mortgage Holdings, Inc., a Maryland corporation (the “Company”), and JPMorgan Chase National Bank, National Association, a national banking association, as Trustee (in such capacity, the “Trustee”). Capitalized terms used herein and not defined shall have the meanings given to them in the Indenture (as defined below).

RECITALS

WHEREAS, the Company and the Trustee have heretofore executed and delivered a junior subordinated indenture (the “Indenture”), dated as of April 1, 2005;

WHEREAS, Section 6(l) of the Purchase Agreement has been amended so that the Company will pay to the Trustee the whole amount due and payable on the Securities for principal and interest and, in addition thereto, all amounts owing to the Trustee under Section 6.6 of the Indenture (collectively, the “Payment”) on or before May 23, 2005 if the Company does not (a) provide to the Purchaser audited financial statements audited by KPMG LLP in form and substance reasonably satisfactory to the Purchaser in all material respects for the fiscal year ended December 31, 2004 or (b) certify to the Purchaser that it is in full compliance under the Sarbanes-Oxley Act of 2002 (the “Covenant”), by no later than May 20, 2005;

WHEREAS, the parties to the Indenture desire to hereby amend Section 5.1(g) of the Indenture to reflect such amendment to the Purchase Agreement;

WHEREAS, Section 9.2 of the Indenture, permit, with the consent of Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders, the Company and the Trustee the execution of supplemental indentures changing in any manner provisions of the Indenture.

WHEREAS, pursuant to Section 9.2 of the Indenture, each of the Company, the Trustee and JPMorgan Chase Bank, National Association, not in its individual capacity, but solely as Property Trustee for Impac Capital Trust #1, as Holder of 100% in aggregate principal amount of the Outstanding Securities, wish to hereby consent to the execution of this supplemental indenture.

NOW THEREFORE, this First Supplemental Indenture Witnessesth:

For and in consideration of the foregoing, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities as follows:

1. Amendment of Section 5.1(g) of the Indenture. Section 5.1(g) of the Indenture is hereby deleted in its entirety and replaced with the following:

“(g) default of the obligation of the Company set forth under Section 6(l) of the Purchase Agreement. For the avoidance of doubt, the Company acknowledges that the failure to pay to the Trustee the whole amount due and payable on the Securities for principal and interest and, in addition thereto, all amounts owing the Trustee under Section 6.6 on or before May 23, 2005 if the Company does not a) provide audited financials statements audited by KPMG LLP in form and substance reasonably satisfactory to the Purchaser in all material respects for the fiscal year ended December 31, 2004 or b) certify to the Purchaser that it is in full compliance under the Sarbanes-Oxley Act of 2002, by May 20, 2005 will result in an Event of Default without any right to a written notice or cure period of the default.”

2. Consent. Pursuant to Section 9.2 of the Indenture, each of the Company, the Trustee and JPMorgan Chase Bank, National Association, not in its individual capacity, but solely as Property Trustee for Impac Capital Trust #1, as Holder of 100% in aggregate principal amount of the Outstanding Securities, hereby consents to the execution of this supplemental indenture.

3. Miscellaneous. Sections 1.7 through 1.13 of the Indenture are herein incorporated by this reference, including, but not limited to, the sections regarding Governing Law.

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This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.

IMPAC MORTGAGE HOLDINGS, INC.

By:	/s/ Richard J. Johnson
Name: Richard J. Johnson
Title: Executive Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Maria D. Calzado
Name: Maria D. Calzado
Title: Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Property Trustee for Impac Capital Trust #1

By:	/s/ Maria D. Calzado
Name: Maria D. Calzado
Title: Vice President

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